Exhibit 99.7

PRELIMINARY PROXY CARD

Willow Lane Acquisition Corp.

YOUR VOTE IS IMPORTANT

EXTRAORDINARY GENERAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WILLOW LANE ACQUISITION CORP.

The undersigned, revoking any previous proxies, hereby acknowledges receipt of the Notice of Extraordinary General Meeting of Shareholders (the “Notice”) and the Proxy Statement/Prospectus (the “Proxy Statement”), and hereby appoints of
(insert name of proxy)		(insert address of proxy)

or, if no person is otherwise specified, B. Luke Weil with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the Extraordinary General Meeting (the “Meeting”) of the shareholders of Willow Lane Acquisition Corp., a Cayman Islands exempted company (“Willow Lane”), to be held at Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, New York 10105-0302 and virtually on April 8, 2026, at 10:00 a.m. Eastern Time, accessible at https://www.cstproxy.com/willowspac/2026, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. Without limiting the general authorization hereby given, said proxy is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement and in the proxy’s discretion on such other matters as may properly come before the Meeting or any adjournment or postponement thereof. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on April 8, 2026, at 10:00 a.m. Eastern Time: The Notice and the accompanying Proxy Statement are available at https://www.cstproxy.com/willowspac/2026.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTIONS ARE GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED AT THE DISCRETION OF THE PROXY.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE. FOR A PROXY TO BE VALID, IT MUST BE RECEIVED BY THE COMPANY PRIOR TO THE MEETING.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

(Continued and to be marked, dated and signed on reverse side)

PROXY

WILLOW LANE ACQUISITION CORP.

THE BOARD OF DIRECTORS OF WILLOW LANE ACQUISITION CORP.,
RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 9.

(1)	Proposal 1 – The Business Combination Proposal — To consider and vote on a proposal to approve, by ordinary resolution of holders of Willow Lane ordinary shares (the “Willow Lane Shareholders”), the Business Combination Agreement (as amended, restated or otherwise modified from time to time, the “Business Combination Agreement”), dated as of September 15, 2025 and as amended on January 13, 2026, by and among Willow Lane, Boost Run Holdings, LLC, a Delaware limited liability company (“Boost Run”), Boost Run Inc., a Delaware corporation (“Pubco”), Benchmark Merger Sub I Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), Benchmark Merger Sub II LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“Company Merger Sub” and, together with SPAC Merger Sub, the “Merger Subs”), George Peng, solely in his capacity as the representative (the “SPAC Representative”), from and after the Effective Time, of the Willow Lane Shareholders as of immediately prior to the Effective Time (as defined in the Business Combination Agreement) and their successors and assigns (other than the holders of Boost Run’s issued and outstanding membership interests (the “Sellers”)), in accordance with the terms and conditions of the Business Combination Agreement, and Andrew Karos, solely in his capacity as the representative (the “Seller Representative”), from and after the Effective Time, of the Sellers as of immediately prior to the Effective Time and their successors and assigns, in accordance with the terms and conditions of the Business Combination Agreement. Pursuant to the Business Combination Agreement, (a) Willow Lane shall transfer, by way of continuation, out of the Cayman Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation (the “Domestication”), (b) SPAC Merger Sub shall merge with and into Willow Lane, with Willow Lane continuing as the surviving entity (the “SPAC Merger”), and (c) Company Merger Sub shall merge with and into Boost Run, with Boost Run continuing as the surviving entity (the “Company Merger”, and together with the SPAC Merger, the “Mergers,” and together with the Domestication and each other transaction contemplated by the Business Combination Agreement and the ancillary agreements, the “Business Combination”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	Proposal 2 – The Domestication Proposal — To consider and vote upon a proposal to approve, by special resolution of the holders of Willow Lane Class B ordinary shares (the “Willow Lane Class B Shareholders”), the change of the domicile of Willow Lane pursuant to a transfer by way of continuation of an exempted company out of the Cayman Islands and a domestication into the State of Delaware as a corporation, and the de-registration of Willow Lane as an exempted company in the Cayman Islands pursuant to the Amended and Restated Memorandum and Articles of Association of Willow Lane (the “Willow Lane Memorandum and Articles”) and Part 12 of the Companies Act (Revised) of the Cayman Islands; and conditional upon, and with effect from the registration of Willow Lane in the State of Delaware as a corporation under the laws of the State of Delaware.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	Proposal 3 – The Charter Proposal — To consider and vote upon a proposal to approve, on a non-binding advisory basis, by ordinary resolution of Willow Lane Shareholders, the adoption by Pubco of the Amended and Restated Certificate of Incorporation of Pubco, a copy of which is attached as Annex B (the “Pubco Charter”), and the Bylaws of Pubco, a copy of which is attached as Annex C.

☐ FOR	☐ AGAINST	☐ ABSTAIN

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	Proposal 4 – The Organizational Documents Proposals — To consider and vote, on a non-binding advisory basis, seven separate proposals to approve, by ordinary resolution of Willow Lane Shareholders, the material differences between the Willow Lane Memorandum and Articles and the Pubco Charter and Pubco Bylaws, specifically:

(4A)	Proposal 4(A) – To approve authorized capital stock of Pubco of 500,000,000 shares of Pubco Class A Common Stock, par value $0.0001 per share (“Pubco Class A Common Stock”), 200,000,000 shares of Pubco Class B Common Stock, par value $0.0001 per share (“Pubco Class B Common Stock” and, together with the Pubco Class A Common Stock, the “Pubco common stock”), and 300,000,000 shares of preferred stock, par value $0.0001 per share.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4B)	Proposal 4(B) – To approve a provision that any or all of the directors of Pubco may be removed from office at any time, but only for cause and only by the affirmative vote of holders of 66 2/3% of the voting power of all then-outstanding shares of capital stock of Pubco entitled to vote generally in the election of directors, voting together as a single class.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4C)	Proposal 4(C) – to approve a provision that Pubco will not be governed by Section 203 of the Delaware General Corporation Law.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4D)	Proposal 4(D) – to approve a provision that amendment of the Pubco Charter generally requires the approval of the board of directors of Pubco (the “Pubco Board”) and a majority of the combined voting power of the then-outstanding shares of voting stock, voting together as a single class, with the exception of certain provisions that would require the affirmative vote of at least 66 2/3% of the total voting power of all the then-outstanding shares of stock of the company entitled to vote thereon, voting as a single class.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4E)	Proposal 4(E) – to approve a provision expressly authorizing the Pubco Board to make, alter, amend or repeal the Pubco Bylaws by an affirmative vote of a majority of the Pubco Board. The Pubco Bylaws may also be adopted, amended, altered or repealed by the affirmative vote of at least 66 2/3% of the voting power of all of the then-outstanding shares of stock of the company entitled to vote generally in the election of directors, voting as a single class.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4F)	Proposal 4(F) – to approve the removal of all of the provisions applicable only to blank check companies.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4D)	Proposal 4(G) – to approve a provision providing for the automatic conversion of Pubco Class B Common Stock into Pubco Class A Common Stock upon any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition that is not a permitted transfer of such Pubco Class B Common Stock or any legal or beneficial interest in such shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)	Proposal 5 – The Director Election Proposal – To consider and vote on a proposal to approve, on a non-binding advisory basis, by ordinary resolution of Willow Lane Shareholders, the election of seven (7) directors, effective upon the closing of the Business Combination (the “Closing”), to serve on the Pubco Board until their respective successors are duly elected and qualified, or until such directors’ earlier death, resignation or removal.

Name
Andrew Karos
Harry Georgakopoulos
Sean Goodrich
B. Luke Weil
Ryan Burke
Rayne Steinberg
Jeffrey Kleinops

☐ FOR ALL	☐ WITHHOLD ALL	☐ FOR ALL EXCEPT

To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name(s) of the nominee(s) on the line below_________________________.

(6)	Proposal 6 – The Nasdaq Proposal – To consider and vote on a proposal to approve, by ordinary resolution of Willow Lane Shareholders, for the purposes of complying with the applicable provisions of Nasdaq Rule 5635, the issuance of (i) shares of Pubco common stock in connection with the Business Combination, (ii) earnout shares to the Andrew Karos, Willow Lane Sponsor, LLC (the “Sponsor”) and Goodrich ILMJS LLC, (ii) additional shares of Pubco common stock (a) upon conversion of the working capital loans of Willow Lane and (b) pursuant to the Incentive Plan (as defined below).

☐ FOR	☐ AGAINST	☐ ABSTAIN

(7)	Proposal 7 – The Incentive Plan Proposal – To consider and vote on a proposal to approve, by ordinary resolution of Willow Lane Shareholders, the Pubco 2026 Omnibus Incentive Plan, as amended from time to time, to become effective upon the Closing (the “Incentive Plan”) in the form attached to the accompanying Proxy Statement as Annex D, which, if approved by the Willow Lane Shareholders and adopted by Pubco, will be available to Pubco on a go-forward basis from the Closing.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(8)	Proposal 8 – The Insider Letter Amendment Proposal – To consider and vote on a proposal to approve, by ordinary resolution of Willow Lane Shareholders, amendments (the “Insider Letter Amendments”) to the letter agreement, dated as of November 7, 2024, by and among Willow Lane, the Sponsor and the other parties thereto (the “Insider Letter”), attached to the Proxy Statement as Annex E, to (i) add Pubco and Boost Run as parties to the Insider Letter, (ii) revise the terms of the Insider Letter to reflect the Business Combination, including the issuance of Pubco securities in exchange for Willow Lane securities, and have Pubco assume and be assigned the rights and obligations of Willow Lane under the Insider Letter, (iii) amend the terms of the lock-up set forth in the Insider Letter to conform with the lock-up terms in the lock-up agreements, dated September 17, 2025, by and among each of the Sellers, Boost Run, and Willow Lane described herein, and (iv) release 10% of the founder shares of Willow Lane from lock-up restrictions, subject to and contingent upon the Closing.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(9)	Proposal 9 – The Adjournment Proposal — To consider and vote on a proposal to approve, by ordinary resolution of Willow Lane Shareholders, the adjournment of the Meeting to a later date or dates, if it is determined by Willow Lane additional time is necessary or appropriate to complete the Business Combination or for any other reason.

☐ FOR	☐ AGAINST	☐ ABSTAIN

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature _________________	Signature _________________	Date _________________

Sign exactly as name appears on this proxy card. If Shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.